Exhibit 10.19(e)

December 13, 2006

Credit Suisse International

(formerly known as Credit Suisse First Boston International)

One Cabot Square

London E14 4QJ

England

Cephalon, Inc.

41 Moores Road

P.O. Box 4011

Frazer, Pennsylvania

19355

Ladies and Gentlemen,

Reference is made to the warrant transaction (the “Transaction”) entered into by Credit Suisse International (“Party A”) and Cephalon Inc. (“Party B”) pursuant to an ISDA confirmation dated as of June 6, 2003 and with an Expiration Date of June 15, 2008  (the “Confirmation”).  Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.

Notwithstanding anything to the contrary in the Confirmation and the Agreement, Party A and Party B hereby agree that (i) the Transaction in respect of 2,715,526 Warrants (the “Terminated Portion”) shall be unwound as of December 13, 2006, (ii) the Transaction shall continue with respect to the remaining 3,586,995 Warrants and (iii) Party B shall deliver to Party A, in satisfaction of Party B’s payment obligation with respect to the Terminated Portion, through the Agent, 518,283 Shares on the date that is the third business day following the date of this letter, subject to Party A’s election to set off its right to receive the Shares hereunder against any obligation Party A may have to deliver Shares under any Equity Transaction that is terminated on the date hereof.  “Equity Transaction” means any transaction in Shares that qualifies as equity under applicable accounting rules.

In addition, Party B hereby represents and warrants to Party A that Party B is not, on the date hereof, aware of any material nonpublic information concerning the Issuer or the Shares.

Please indicate your agreement with the terms set forth in this letter by signing below.

Sincerely Yours,

CREDIT SUISSE INTERNATIONAL (Party A)

By:	/s/ Martin Cox
Name:	Martin Cox
Title:	Vice President, Complex Product Support

By:	/s/ Karen Quick
Name:	Karen Quick
Title:	Vice President, Complex Product Support

CREDIT SUISSE SECURITIES (USA) LLC, acting through its New York branch and solely in its capacity as Agent

By:	/s/ Melissa Garcia
Name:	Melissa Garcia
Title:	Asst. Vice President, Complex Product Support

By:	/s/ Anthony Fisher
Name:	Anthony Fisher
Title:	Vice President, Complex Product Support

CEPHALON, INC. (Party B)

By:	/s/ J. Kevin Buchi
Name:	J. Kevin Buchi
Title:	Executive Vice President & CFO

By:	/s/ Bryan Reasons
Name:	Bryan Reasons
Title:	Vice President, Risk Management